Exhibit 99.1

Ace Marketing & Promotions, Inc. Changes Name to Mobiquity Technologies, Inc. to Better Reflect Company Focus OTC ticker symbol changes from AMKT to MOBQ

NEW YORK, NY September 19, 2013 /PRNewswire/ -- On September 19, 2013, Ace Marketing & Promotions, Inc. (OTCQB: AMKT), parent company of Mobiquity Networks, will change its name to Mobiquity Technologies, Inc. to reflect the company’s focus and continued growth as one of the largest location-based mobile marketing network in the US. Relatedly, the OTCQB ticker symbol for Mobiquity Technologies, MOBQ, will replace Ace Marketing’s AMKT symbol.

Mobiquity Technologies has developed and acquired a number of innovative marketing technologies, spanning location-based mobile marketing, mobile customer data analytics, web content and customer relationship management, that it will continue to leverage through its two wholly-owned subsidiaries: Mobiquity Networks and Ace Marketing & Promotions.

"Our organization today is strongly positioned as a leader in the social mobile marketing space with its location-based marketing platform, Mobiquity Networks, which creates significant added value as a prominent company asset and a logical extension of our integrated marketing platform we originally formed with Ace Marketing & Promotions. Therefore, adopting a new name and brand identity is an important next step in our growth strategy," said Dean Julia, Co-CEO of Ace Marketing. "Mobiquity Technologies expresses how we have evolved as an organization — a technology company that connects fans (consumers) and brands through mobile, social and online platforms.”

Mobiquity Networks has created the nation’s leading location-based mobile marketing network – spanning 75 landmark malls across the top US metropolitan markets. Mobiquity utilizes a comprehensive Mobi-Suite of proprietary mobile interaction technologies utilizing Bluetooth and Wi-Fi, to target on-the-go shoppers and deliver meaningful digital multimedia content to their mobile devices. In late 2013, Mobiquity will provide an additional point of interaction on consumer’s smartphones in the form of a new mobile application dubbed – Mobi-App. Inherent to the new Mobi-App, Mobiquity plans to additionally release its much anticipated Mobi-Rewards program to encourage brand engagement and reward users for interacting with the network.

Mobiquity Technologies management will attempt to implement a multi-pronged growth strategy to include network expansion across select mall and other large retail properties, as well as additional high-traffic venues such as sports and entertainment arenas, metropolitan airports, and destination locations such as New York City’s Time Square. Future avenues for building further company value and revenue growth will include bundling and marketing the vast amount of data constantly generated by this expansive social mobile network.

ABOUT “MOBIQUITY TECHNOLOGIES”

Mobiquity is a technology company focusing on connecting Fans (consumers) and Brands through Online, Social and Mobile Platforms. Mobiquity Technologies is attempting to revolutionize location-based mobile marketing platforms through social registration, gamification and rewards by creating a Universal Location Based Mobile Marketing Ecosystem that maximizes “Fan Engagement” through a single platform of Bluetooth, Wi-Fi, NFC, QR and a universal App.

For more information you can visit:

www.mobiquitytechnologies.com

www.acemarketing.net

www.mobiquitynetworks.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:
Mobiquity Technologies, Inc.
Legend Securities, Inc.
John Columbia
718-233-2627
E:jcolumbia@legendsecuritiesinc.com